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                                                                Exhibit 5

                              SHEARMAN & STERLING
                              599 Lexington Avenue
                           New York, N.Y.  10022-6069
                                  212-848-4000



                                    June 19, 1996



Viacom International Inc.
1515 Broadway
New York, New York  10036

Ladies and Gentlemen:

          We have acted as counsel for Viacom International Inc., a Delaware corporation (the "Company"), and Viacom Inc., a Delaware corporation ("Viacom"),
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in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (No. 33-64467) and Amendment Nos. 1, 2, 3 and 4 thereto (the "Registration Statement") covering
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the registration under the Securities Act of 1933, as amended (the "Securities
                                                                    ----------
Act"), of (i) 6,193,447 shares of the Company's Class A Common Stock, par value
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$100.00 per share (the "Common Shares") and (ii) 6,193,447 shares of the
                        -------------
Company's Series A Senior Cumulative Exchangeable Preferred Stock, par value $100.00 per share (the "Preferred Shares" and, together with the Common Shares,
                        ----------------
the "Shares").  The Shares are to be issued by the Company in the manner and on
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the terms set forth in the Exchange Offer and in the Transaction Agreements.
Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement.

          The Preferred Shares will be governed by a restated certificate of incorporation of the Company in the form included in the Registration Statement as Exhibit 4.3(c) (the "Restated Certificate of Incorporation").

          In connection with the foregoing, we have examined the Registration Statement, including the Offering Circular - Prospectus contained therein and
the Restated Certificate of Incorporation.   We have also examined and relied as
to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise
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                                       2                              Exhibit 5

identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments presented to us as originals and the conformity with originals of all documents submitted to us as copies.

          Our opinion expressed herein is limited to the Federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware.

          Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

          1. When (a) the Registration Statement has become effective under the Securities Act, (b) the Restated Certificate of Incorporation has been duly filed with the Secretary of State of the State of Delaware and become effective, and (c) the Common Shares have been issued and delivered in the manner and on the terms set forth in the Exchange Offer and the Transaction Agreements, the Common Shares will be validly issued, fully paid and non-assessable.

          2. When (a) the Registration Statement has become effective under the Securities Act, (b) the Restated Certificate of Incorporation has been duly filed with the Secretary of State of the State of Delaware and become effective,
(c) the Common Shares have been issued and delivered in the manner and on the terms set forth in the Exchange Offer and the Transaction Agreements, and (d) TCI Cable shall have consummated its acquisition of 100 shares of VII Cable Class B Common Stock in the manner and on the terms set forth in the Transaction Agreements, the Preferred Shares will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" contained in the Offering Circular - Prospectus which is included in
the Registration Statement.   In giving such consent, we do not thereby admit
that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                   Very truly yours,


                                                   /s/ Shearman & Sterling


STG/CCP/WR